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                                                                    EXHIBIT 23.3





             Consent of Independent Certified Public Accountants


American Realty Trust, Inc.
   Dallas, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 1, 1996, relating to the consolidated financial statements and schedules of Income Opportunity Realty Investors, Inc. (formerly Income Opportunity Realty Trust) appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.



                                      /s/ BDO SEIDMAN, LLP
                                      BDO Seidman, LLP



Dallas, Texas
November 12, 1996